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                                                                    EXHIBIT 10.1

                                     FORM OF
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of _______ __, 2001, by and among Jerome F. Tatar, The Mead Corporation, an Ohio corporation ("Mead"), and MW Holding Corporation, a Delaware corporation (the "Company").

         WHEREAS, Mead and Mr. Tatar are parties to a Letter Agreement dated as of January 1, 2000, as amended as of June 22, 2000 (as so amended, the "Prior Agreement") and;

         WHEREAS, during the course of Mr. Tatar's employment with Mead, he has performed outstanding services for Mead; and

         WHEREAS, Mead has entered into an Agreement and Plan of Merger dated as of August __, 2001, with Company, Michael Merger Sub Corporation, Westvaco Corporation, a Delaware corporation ("Westvaco"), and Westvaco Merger Sub Corporation (the "Merger Agreement"); and

         WHEREAS, it is deemed by Mead and the Company to be in their best interests to assure continuation of Mr. Tatar's employment; and

         WHEREAS, Mead, the Company and Mr. Tatar have determined to enter into this Agreement pursuant to which, upon and after the Effective Date (as defined in the Merger Agreement), the Company will employ Mr. Tatar on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     1.  Defined Terms. The definitions of capitalized terms used in this
         -------------
Agreement (if not provided where a capitalized term initially appears) are provided in the last Section hereof.


     2. Employment. Mr. Tatar (the "Chairman") shall serve as Chairman of the
         ----------
Board of Directors of the Company (the "Board") during the period of his employment (the "Employment Period") hereunder, on the terms and conditions hereinafter set forth. During the Employment Period, the Chairman shall be an employee and an executive officer of the Company. The Chairman's service as Chairman of the Board shall commence on the first day of the Term of the Agreement



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(as defined in Section 3 hereof), and the Board shall propose the Chairman for re-election to the Board and for the positions specified above throughout his Employment Period. The Chairman shall retire on December 31, 2004 or at such earlier time as the Board and the Chairman mutually agree that the transition and integration of Mead and Westvaco are successfully completed.

     3. Term.
        ----

         (a) The "Term" of this Agreement shall begin upon the day on which the Effective Time occurs as defined in the Merger Agreement, which day shall be the "Effective Date" of this Agreement. The Term shall end on December 31, 2004. Unless earlier terminated as provided in Section 2 or Section 7 hereof, the Chairman's employment with the Company under this Agreement shall commence at the Effective Date and shall end on the final day of the Term. Nothing in this Section shall limit the right of the Company or the Chairman to terminate the Chairman's employment hereunder on the terms and conditions set forth in Section 2 or Section 7 hereof.

         (b) Upon the Effective Time, this Agreement shall supersede the Prior Agreement in its entirety and the Prior Agreement shall be null and void and of no further force or effect. If the Merger Agreement is terminated in accordance with its terms before the Effective Time, this Agreement shall be null and void and of no further force or effect and the Prior Agreement shall continue in effect in accordance with its terms.

     4.  Duties and Responsibilities; Other Directorships. During the
         ------------------------------------------------
Employment Period, the Chairman shall have such duties and responsibilities as are set forth on attached Exhibit A. The Chairman may serve as a director on the
                          ---------
boards of such companies and organizations as he may reasonably determine to be appropriate, provided that such service does not violate Section 13 hereof or significantly interfere with the performance of the Chairman's duties as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Chairman prior to the Effective Time, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Time shall not thereafter be deemed to interfere with the performance of the Chairman's responsibilities to the Company.

     5.  Place of Performance. During the Employment Period the Chairman shall
         --------------------
maintain offices in Dayton, Ohio, and Stamford, Connecticut.



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     6.  Compensation and Related Matters.
         --------------------------------

         (a) Base Salary. As compensation for the performance by the Chairman of
             -----------
the Chairman's duties hereunder, during the Employment Period the Company shall pay the Chairman an annual base salary no less than $854,904 (such annual amount, as it may be increased from time to time, is hereinafter referred to as "Base Salary"). The Chairman's Base Salary shall be reviewed at least annually for possible increase by the Board throughout the Employment Period. If the Base Salary is increased, it shall not be subsequently decreased.

         (b) Incentive Plans and Stock-based Plans. During the Employment
             -------------------------------------
Period, the Chairman shall be eligible to participate in an annual incentive plan, any long-term incentive plans, and stock option and other stock-based plans, in each case, substantially at the same level as the Chief Executive Officer (as defined on Exhibit A hereto) participates in such plans and subject to such terms, conditions and criteria as the committee of the Board responsible for executive compensation (the "Compensation Committee") determines to be appropriate. The Chairman's level of participation in such plans shall be at least as favorable as his participation in Mead's corresponding plans immediately prior to the Effective Time. If the Chairman retires in the first six months of any calendar year during the Term, he shall receive a prorated annual bonus for such year based on his target annual incentive. If the Chairman retires in the last six months of any calendar year during the Term, he shall receive a prorated annual bonus for such year based on actual performance as determined by the Compensation Committee. At the end of the Chairman's Employment Period, in addition to the foregoing incentive compensation, if the integration of Westvaco and Mead has been successfully accomplished and the platform for growth of the Company has been established, the Board, in its discretion, may recognize the Chairman's contributions with a completion bonus.

         (c) Benefit Plans; Welfare Benefits; Perquisites. During the Employment
             --------------------------------------------
Period, the Chairman shall be eligible for participation in all supplemental retirement, deferred compensation and other benefit plans and arrangements provided by the Company (including all welfare benefits) at substantially the same level as the Chief Executive Officer and he shall be provided with fringe benefits and perquisites no less favorable than those provided to the Chief Executive Officer. The Chairman's level of participation in such plans and arrangements shall be at least as favorable as his level of participation in Mead's corresponding plans and arrangements immediately prior to the Effective Time. More specifically, with respect to the Chairman's non-tax-qualified supplemental defined benefit pension benefits, the Chairman's accrued and vested benefit upon any termination of employment (whether or not a Qualifying Termination, as defined in


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Section 7(a)hereof) shall be no less than his accrued benefit would have been under Mead's corresponding benefit plans (including Mead's Supplemental Executive Retirement Plan (the "Mead SERP")) determined as of his employment termination date as if his employment by Mead had continued to such date, but calculated using the provisions of the Mead plans in effect (and the actuarial assumptions and methods being used) immediately prior to the Effective Date or, if more favorable to the Chairman, as in effect as of his date of termination of employment. Notwithstanding the provisions of any Mead or Company plan, the Chairman's accrued and vested non-tax-qualified pension benefit shall be paid to him subject to all of the payment options which the Chairman may have under the Mead SERP, including lump sum payment, with the amount and timing of such payment(s) determined by applying the actuarial assumptions and methods utilized for such purpose under the Mead Retirement Plan immediately prior to the Effective Date or, if more favorable to the Chairman, as in effect as of his date of termination of employment.

         (d) Expenses. The Company shall reimburse the Chairman for all
             --------
reasonable business expenses incurred during the Employment Period, subject to the applicable and reasonable policies and procedures of the Company in force from time to time. In addition, the Company shall reimburse the Chairman for all reasonable after-tax costs incurred with respect to his travel to and from the Stamford office and his meals and lodging while working there, upon presentation of proper documentation thereof in accordance with Company procedures.

         (e) Office Facilities and Services Furnished. During the Employment
             ----------------------------------------
Period, the Company shall furnish the Chairman with appropriate office space and such other facilities and services as shall be suitable to the Chairman's position and adequate for the performance of the Chairman's duties as set forth in Section 4 hereof (including, without limitation, secretarial services and furniture, telephone, telefax and work station equipment), such office space and other facilities and services to be furnished at the locations set forth in
Section 5 hereof.

     7.  Termination. The Employment Period hereunder shall end upon any
         -----------
termination of the Chairman's employment.

         (a) Qualifying Terminations of Employment. The following terminations
             -------------------------------------
of employment during the Term shall be considered "Qualifying Terminations" for purposes of determining the obligations of the Company under Section 8 hereof:


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         (i)      The Chairman terminates his employment with the consent of the
                  Board (including, without limitation, pursuant to the last sentence of Section 2 hereof);

         (ii) The Company terminates the Chairman's employment without Cause or for Disability or the Chairman's employment terminates as a result of his death;

         (iii) The Chairman terminates his employment following a material breach of the Agreement by the Company that has not been cured by the Company within thirty (30) days after receipt of notice from the Chairman; or

         (iv) Any termination of employment during the calendar year 2004 (other than for Cause), provided that, in the case of any voluntary termination of employment by the Chairman, the Chairman shall either give the Company at least six months' notice (which may be given before or after January 1, 2004) or shall terminate his employment on December 31, 2004. Such notice shall not be required in the event of termination as a result of death, Disability or pursuant to Section 7(a)(i) hereof.

         (b) Termination for Cause. The Company may terminate the Chairman's
             ---------------------
employment hereunder for Cause (as defined in the last Section hereof and only pursuant to the procedures described in Section 7(d) hereof). Upon such a termination, the Chairman shall become entitled to the payments and benefits provided in Section 8(a) hereof in accordance with the terms of such Section.

         (c) Voluntary Termination by the Chairman before 2004. The Chairman may
             -------------------------------------------------
voluntarily terminate the Chairman's employment hereunder prior to January 1, 2004, upon giving notice of one month to the Company. In the event of such a termination, the Chairman shall comply with any reasonable request of the Company to assist in providing for an orderly transition of authority, but such assistance shall not delay the Chairman's termination of employment longer than six months beyond the giving of the Chairman's Notice of Termination. Upon such a termination, the Chairman shall become entitled to the payments and benefits provided in Section 8(a) hereof in accordance with the terms of such Section.

         (d) Notice of Termination. Any termination of the Chairman's employment
             ---------------------
hereunder (other than termination as a result of the Chairman's death during the Term) shall be communicated by written Notice of Termination between


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the Chairman and the Company in accordance with Section 17 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Chairman's employment under the provision so indicated. Further, a Notice of Termination for Cause based on clause (i) or
(ii) of the definition of Cause herein is required to include a copy of a resolution duly adopted by the affirmative vote of not less than the minimum percentage of the entire membership of the Board as may be required by the Company's by-laws, as amended from time to time, at a meeting of the Board which was called and held for the purpose of considering such termination. No such meeting of the Board may be held until reasonable notice of such meeting has been given to the Chairman and the Chairman has had an opportunity, together with the Chairman's counsel, to be heard before the Board. The Chairman may not be terminated by the Board for Cause unless the Board finds that, in the good faith opinion of the Board, the Chairman was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifies the particulars thereof in detail.

         (e) Date of Termination. For purposes of this Agreement, "Date of
             -------------------
Termination" shall mean the following: (i) if the Chairman's employment is terminated by the Chairman's death, the date of the Chairman's death; (ii) if the Chairman's employment is terminated for Disability pursuant to Section 7(a)(ii) hereof, thirty (30) days after the Notice of Termination is given (provided that the Chairman shall not have returned to the full-time performance of the Chairman's duties during such thirty-(30)-day period); (iii) if the Chairman's employment is terminated for Cause pursuant to Section 7(b) hereof, the date specified in the Notice of Termination; (iv) if the Chairman's employment is terminated pursuant to Section 7(c) hereof, the date determined in accordance with said Section, and (v) if the Chairman's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days and, in the case of a termination by the Chairman, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

         8.  Compensation Upon Termination.

         (a) Any Termination of Employment. Upon any termination of the
             -----------------------------
Chairman's employment (including, without limitation, for Cause) during the Term, the Company shall pay the Chairman's Base Salary to the Chairman through the Date of


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Termination at the highest rate in effect during the Term (making such payment within the five (5) business days immediately following the Date of Termination) and the Company shall pay to the Chairman the Chairman's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, (i) the Company's pension, retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or (ii) if more favorable to the Chairman with respect to any plan, program or arrangement, Mead's corresponding pension, retirement, insurance and other compensation or benefit plan, program or arrangement as in effect immediately prior to the Effective Date; provided, that such benefits shall not include any pay or benefits under any severance, separation, or similar plan, program or policy (collectively, "Severance Benefits").

         (b) Qualifying Termination of Employment. Upon a Qualifying Termination
             ------------------------------------
of the Chairman's employment during the Term, the Company will pay the following amounts to, and provide the following benefits to, the Chairman:

         (i) in lieu of any further salary or bonus payments as severance to the Chairman for periods subsequent to the Date of Termination and in lieu of any Severance Benefit otherwise payable to the Chairman, lump sum severance amount equal to three and one-half (3-1/2) times the sum of (A) the Chairman's highest rate of Base Salary in effect at any time during the Employment Period and (B) the greater of (x) the highest amount of the Chairman's actual annual incentive and long-term incentive awards earned in respect of any one of the three most recent performance periods ending immediately preceding the fiscal year in which such Qualifying Termination occurs, and (y) the highest amount of the Chairman's target annual and long-term incentive awards established for any one of the three most recent performance periods ending immediately preceding the fiscal year in which such Qualifying Termination occurs; provided, however, that the lump sum severance amount so paid shall be no less than the amount which would result from applying the foregoing formula to the salary and award amounts which would be relevant if the Qualifying Termination occurred during 2001; the Company has agreed in a separate writing to the calculation made by the Chairman of a minimum amount; and


         (ii) pension enhancement (subject to all of the payment options which the Chairman may have under the Mead SERP, including lump sum payment) computed by calculating the benefit under each tax-qualified pension, non-qualified supplemental pension or excess



                                       7

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                  benefit pension plan (and any other plan or agreement designed to provide the Chairman with retirement benefits) sponsored by the Company or Mead or any of their respective Affiliates in which the Chairman participates immediately prior to the Date of Termination using an additional three years of age and service credit and treating the "Compensation" for each of such three years as equal to one-third of the lump sum severance amount calculated in Section 8(b)(i) hereof. The pension enhancement shall not be less than that which would be calculated under Mead's plans in the same manner as the minimum non-tax-qualified pension amount is to be calculated pursuant to Section 6(c)hereof; and

         (iii) financial and tax planning services, at the Company's expense (but not to exceed $20,000 per year), from and after his Date of Termination until he attains age 65; and

         (iv) provision, at the Company's expense, of the medical and dental benefits being provided to the Company's active employees from time to time to (A) the Chairman and his "Spouse" until each of them is eligible for Medicare and (B) the Chairman's children who would be eligible for coverage under the Company's applicable plans if the Chairman had continued in employment with the Company for the remainder of such eligibility period thereunder. If such medical and dental benefit programs provide for different levels of benefits and coverage, the benefits and coverage provided pursuant to this
                  Section 8(b)(iv) shall be the most comprehensive benefits and coverage available. For purposes of this Section 8(b)(iv), "Spouse" shall refer to the Chairman's spouse immediately prior to the termination of the Chairman's employment with the Company; and

         (v) the vesting upon the Date of Termination of all stock options held by the Chairman immediately prior to such Qualifying Termination (including any options granted after the Effective
                  Date). The post-termination exercise period of such options shall be determined in accordance with each option's terms, treating such Qualifying Termination as a "retirement" of the Chairman (to the extent "retirement" is relevant to such determination).

     9.  Excise Tax Gross-Up Payment.
         ---------------------------


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         (a) Whether or not the Chairman becomes entitled to any payment pursuant to Section 8(b)(i) hereof, if any of the payments or benefits received or to be received by the Chairman in connection with the transactions contemplated by the Merger Agreement or any Change in Control which occurs during the Term hereof or any termination of the Chairman's employment which occurs during the Term hereof (whether such payments or benefits are received pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Mead, the Company, any other party to the Merger Agreement, any Person whose actions result in a Change in Control or any Person affiliated with Mead, the Company or such Person)(such payments or benefits (excluding the payment or payments to be made pursuant to this Section 9) being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Chairman an additional amount (the "Gross-Up Payment") such that the net amount retained by the Chairman, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the payment or payments provided by this Section 9, shall be equal to the Total Payments.

         (b) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Chairman and selected by the accounting firm which was, immediately prior to the Effective Time, Mead's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Chairman shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Chairman's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 9), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.


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         (c) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the Chairman shall repay to the Company, within the five (5) business days immediately following the date that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to the amount of such reduction (including the Excise Tax component and the federal, state and local income and employment tax components of the Gross-Up Payment) to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Chairman's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Chairman with respect to such excess) within the five (5) business days immediately following the date that the amount of such excess is finally determined.

         (d) The Chairman shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of an additional Gross-Up Payment. Such notification shall be given no later than ten (10) business days after the Internal Revenue Service issues to the Chairman either a written notice proposing imposition of the Excise Tax or a statutory notice of deficiency with respect thereto, and the Chairman shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Chairman shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which the Chairman gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Chairman in writing prior to the expiration of such period that it desires to contest such claim, the Chairman shall: (w) give the Company any information reasonably requested by the Company relating to such claim; (x) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company; (y) cooperate with the Company in good faith in order to effectively contest such claim; and (z) permit the Company to participate in any proceedings relating to such claim; provided however, that the Company shall directly bear and pay all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall


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indemnify and hold the Chairman harmless, on an after-tax basis, for any Excise
Tax, income and employment tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceeding, hearings, and conferences with the taxing authority in respect of such claim.

     10.  Time of Certain Payments. The payments provided to the Chairman or
          ------------------------
for the Chairman's benefit in Sections 9 and 8(b)(i) hereof (and Section 8(b)(ii) hereof if made in a lump sum) shall be made not later than the tenth
(10th) business day following the Date of Termination (or, if earlier, in the case of payments provided in Section 9 hereof, not later than the tenth (10th) business day following the Chairman's receipt of an excess parachute payment, within the meaning of section 4999 of the Code); provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Chairman on such day an estimate of the payments under
Section 8(b)(i) (and Section 8(b)(ii) if applicable), as determined in good faith by the Chairman, and an estimate of the payments under Section 9 hereof, as determined in accordance with Section 9 hereof, the estimate in each case to be of the minimum amount of such payments to which the Chairman is clearly entitled, and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination (or, if earlier, the thirtieth (30th) day after the date of the Chairman's receipt of an excess parachute payment). In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Chairman, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Agreement, the Company shall provide the Chairman with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

     11.  Legal and Arbitration Fees and Expenses. The Company also shall pay
          ---------------------------------------
to the Chairman all reasonable legal fees, arbitration fees and expenses incurred by the Chairman in disputing in good faith any issue arising under or in connection with this Agreement (unless the Chairman's position is determined by the arbitrator


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to be frivolous) or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Chairman's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

     12. No Mitigation; Limited Offset. The Company agrees that, if the
         -----------------------------
Chairman's employment with the Company terminates during the Term, the Chairman is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Chairman by the Company pursuant to Section 7(h) or 8 hereof. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Chairman as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Chairman to the Company (unless such amount is evidenced by a promissory note signed by the Chairman), or otherwise, except as otherwise specifically provided for in this Agreement.

     13. Confidentiality, Noncompetition and Nonsolicitation.

         (a) Confidentiality. The Chairman will not, at any time during or after
             ---------------
the Chairman's employment by Company, make any unauthorized disclosure of any confidential business information or trade secrets of Company, or make any use thereof, for the Chairman's benefit or for the benefit of others, except in the carrying out of the Chairman's employment responsibilities hereunder. Upon termination of the employment relationship for any reason, the Chairman shall promptly deliver to the Company all documents and things containing Company trade secrets or confidential information. The Chairman may disclose those aspects of the Company's confidential information as to which disclosure is necessary under applicable federal, state, local, or foreign law or other regulations applicable to the Chairman (including, without limitation, any confidential information that the Chairman is legally compelled to disclose as a result of depositions, interrogatories, request for documents, subpoenas, civil investigative demands, or similar processes).

         (b) Noncompetition. It is acknowledged by the Company and the Chairman
             --------------
that by virtue of the position he has held with Mead, and of the position he will hold with the Company hereunder, he will learn, have access to and/or develop, trade secrets or confidential information of the Company or its Affiliates; and/or will be entrusted with business opportunities of the Company or its Affiliates; and/or will be placed in a position to develop business good will on behalf of the Company or its Affiliates. As part of the consideration for the compensation and benefits to be paid to the Chairman hereunder, to protect the trade secrets and confidential information of the Company or its subsidiaries or Affiliates or their customers or clients that have been and will in the future be disclosed or entrusted to the Chairman, the business good will of the Company or its subsidiaries or Affiliates that has been and will in the future be developed in the Chairman, or the business opportunities that have been and will in the future be disclosed or entrusted to the Chairman by the Company or its subsidiaries or Affiliates; and as an additional incentive for the Company to enter into this Agreement, the Chairman agrees to the non-competition obligations hereunder. While the Chairman continues to be an employee of the Company and for the two-year period immediately following the Chairman's Date of Termination, the Chairman shall not, within any geographic region in which the Company (or any Affiliate) then conducts business or in which the Company (or any Affiliate) plans to conduct business pursuant to a business strategy adopted by the Board before the Chairman's termination of employment, except as permitted by the Company upon its prior written consent, (i) enter, directly or indirectly, into the employ of, or render or engage in, directly or indirectly, any services to any person, firm or corporation which directly competes with the Company (or any Affiliate) with respect to any business then conducted by the Company (or any Affiliate) or any business which the Company (or any Affiliate) plans to enter pursuant to a business strategy adopted by the Board before the Chairman's termination of employment (a "Competitor"), or (ii) become interested, directly or indirectly, in any such Competitor as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity. The ownership of up to three percent (3%) of any class of the outstanding securities of any publicly traded corporation, even though such corporation may be a Competitor, shall not be deemed as constituting an interest in such Competitor which violates clause (ii) of the immediately preceding sentence.

         (c) While the Chairman continues to be an employee of the Company and for the two-year period immediately following the Chairman's Date of Termination, the Chairman shall not, except as permitted by the Company upon its prior written consent, (i) attempt, directly or indirectly, to induce any employee employed by or performing services for the Company (or any Affiliate) to be employed or perform services elsewhere, or (ii) solicit, directly or indirectly, the customers of the Company (or any Affiliate), the suppliers of the Company (or any Affiliate) or entities or individuals having other business relationships with the Company (or any Affiliate) for the purpose of encouraging them to terminate (or reduce or detrimentally alter) their respective relationships with the Company (or any Affiliate).

         (d) The Company shall have the right and remedy to have the provisions of this Section 13 specifically enforced, including by temporary and/or permanent injunction, it being acknowledged and agreed that any such violation may cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     14. Independence and Severability of Section 13 Provisions. Each of the
         ------------------------------------------------------
rights and remedies enumerated in Section 13 hereof shall be independent of the others and shall be severally enforceable and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity. If any of the covenants contained in Section 13 hereof or if any of the rights or remedies enumerated in
Section 13 hereof, or any part of any of them, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants or rights or remedies which shall be given full effect without regard to the invalid portions. If any of the covenants contained in
Section 13 is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the authority to reduce the duration and/or area of such provision, and in its reduced form said provision shall then be enforceable.

     15. Indemnification. The Company shall indemnify the Chairman to the full
         ---------------
extent authorized by law and the Charter and By-Laws of the Company, as applicable, for all expenses, costs, liabilities and legal fees which the Chairman may incur in the discharge of the Chairman's duties hereunder. The Chairman shall be insured under the Company's directors' and officers' liability insurance policy as in effect from time to time. Any termination of the Chairman's employment or of this Agreement shall have no effect on the continuing operation of this Section 15.

     16. Successors; Binding Agreement.

         (a) In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Chairman to compensation from the Company in the same amount and on the same terms as a Qualifying Termination, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Chairman's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Chairman shall die while any amount would still be payable to the Chairman hereunder (other than amounts which, by their terms, terminate upon the death of the Chairman) if the Chairman had continued to live, each such amount, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Chairman's estate.

     17. Notices. For the purpose of this Agreement, notices and all other
         -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Chairman, to the address inserted below the Chairman's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                           To the Company:

                           MW Holding Corporation

                           [________________]
                           [________________]
                           Attention:  General Counsel

     18. Miscellaneous. No provision of this Agreement may be modified, waived
         -------------
or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Chairman and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. As of the Effective Date, this Agreement shall supersede any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party, including, without limitation, any employment memorandum, memorandum of understanding, or severance agreement (including, without limitation, the Prior Agreement). Captions and Section headings in this Agreement are provided merely for convenience and shall not affect the interpretation of any of the provisions herein. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Chairman has agreed. In addition, notwithstanding any other provision of Agreement, the Company may, in its sole discretion, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Chairman, all or any portion of any Gross-Up Payment, and the Chairman hereby consents to such withholding. The obligations of the Company and the Chairman under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 8, 9 and 13 hereof) shall survive such expiration.

     19. Validity. The invalidity or unenforceability of any provision of this
         --------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     20. Counterparts. This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     21. Settlement of Disputes; Arbitration.
         ------------------------------------

         (a) Except for equitable relief as specified in Section 21(b) hereof and except for any claim by the Chairman under any Mead or Company benefit or compensation plans, programs, arrangements or awards (whether heretofore or hereafter established) which have a claim or dispute resolution procedure specifically applicable thereto, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Dayton, Ohio in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award by any federal or state court having jurisdiction.

         (b) Notwithstanding any provision of this Agreement to the contrary, in the event of a breach or threatened breach by the Chairman of any of the covenants set forth in Section 13 hereof, the Company shall be entitled to seek equitable relief, including an injunction, in any court of proper jurisdiction to maintain the status quo pending the resolution of the dispute by binding arbitration as provided above.

     22. Definitions. For purposes of this Agreement, the following terms shall
         -----------
have the meanings indicated below:

         (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

         (b) "Auditor" shall have the meaning set forth in Section 9(b) hereof.

         (c) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

         (d) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

         (e) "Board" shall mean the Board of Directors of the Company.

         (f) "Cause" for termination by the Company of the Chairman's employment shall mean (i) the willful and continued failure by the Chairman to substantially perform his duties described in Section 4 hereof, after a demand for substantial performance is delivered to the Chairman that specifically identifies the manner in which the Company believes that he has not substantially performed his duties, and the Chairman has failed to resume substantial performance of his duties on a continuous basis within fourteen (14) days of receiving such demand, (ii) the willful engaging by the Chairman in conduct which is demonstrably and materially injurious to the Corporation, monetarily or otherwise, or (iii) the conviction of the Chairman for the commission of a felony or the commission of a misdemeanor which impairs the Chairman's ability substantially to perform his duties described in Section 4 hereof. For purposes of this paragraph, no act, or failure to act, on the Chairman's part shall be deemed "willful" unless done, or omitted to be done, by the Chairman not in good faith and without reasonable belief that the Chairman's action or omission was in the best interest of the Company.

         (g) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

                  (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
         (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                  (IV) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

         (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         (i) "Company" shall mean MW Holding Corporation, a Delaware corporation and, except in determining under Section 22(g) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (j) "Date of Termination" shall have the meaning set forth in Section 7(f) hereof.

         (k) "Disability" shall be deemed the reason for the termination by the Company of the Chairman's employment, if, as a result of the Chairman's incapacity due to physical or mental illness, the Chairman shall have been absent from the full-time performance of the Chairman's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Chairman a Notice of Termination for Disability, and the Chairman shall not have returned to the full-time performance of the Chairman's duties within thirty
(30) days after such Notice of Termination is given.

         (l) "Employment Period", as described in Section 2 hereof, shall mean the period (which may end earlier than the Term pursuant to Section 7 hereof) during which Chairman has an obligation to render services under the Agreement, as described in Section 4 hereof.

         (m) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (n) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

         (o) "Chairman" shall mean the individual named in the first paragraph of this Agreement.

         (p) "Gross-Up Payment" shall have the meaning set forth in Section 9 hereof.

         (q) "Notice of Termination" shall have the meaning set forth in Section 7(d) hereof.

         (r) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (s) "Tax Counsel" shall have the meaning set forth in Section 9 hereof.

         (t) "Term" shall mean the period of time described in Section 3 hereof.

         (u) "Total Payments" shall mean those payments so described in Section 9 hereof.


                                            THE MEAD CORPORATION



                                            By:
                                               -------------------------------
                                               Name:
                                               Title:

                                            MW HOLDING CORPORATION

                                            By:
                                               -------------------------------
                                               Name:
                                               Title:




                                            ----------------------------------
                                            Jerome F. Tatar

                                            Address:

                                            ----------------------------------

                                            ----------------------------------

                                            ----------------------------------
                                            (Please print carefully)

                                    EXHIBIT A

Duties and Responsibilities - During the Employment Period, subject to the
---------------------------
direction of the Board, the Chairman and the Chief Executive Officer of the Company (the "Chief Executive Officer") shall work together generally on matters of significance to the Company and have shared responsibilities with respect to:

         o transition matters and the integration of the two organizations into a single operation;

         o        investor relations;

         o        restructuring initiatives; and

         o such other matters as may be mutually agreed upon by the Chairman and the Chief Executive Officer.

In addition, as part of his duties, the Chairman shall have primary responsibility for defining information technology strategies and approaches for the combined organization.

The executives of the Company shall report to the Chairman and/or the Chief Executive Officer as follows (except as otherwise mutually agreed upon by the Chairman and the Chief Executive Officer from time to time):


                                                               The Chairman
                                                               and the Chief
 The Chairman              The Chief Executive Officer         Executive Officer
 ------------              ---------------------------         -----------------
 Information
 Resources                 Chief Financial Officer             Human Resources

                           Fine Paper                          General Counsel

                           Packaging                           Integration

                           Consumer Packaging                  Technology

                           Chemicals

                           Consumer and Office

                           Products

                           Forest Resources

                           Strategic Planning

                           Other